LEHMAN BROTHERS INCOME FUNDS
                                 INVESTOR CLASS
                             DISTRIBUTION AGREEMENT

                                   SCHEDULE A

        The Series currently subject to this Agreement are as follows:

        Lehman Brothers California Tax-Free Money Fund
        Lehman Brothers Municipal Money Fund
        Neuberger Berman Cash Reserves
        Neuberger Berman Government Money Fund
        Lehman Brothers High Income Bond Fund
        Lehman Brothers Short Duration Bond Fund
        Lehman Brothers Municipal Securities Trust
        Lehman Brothers New York Municipal Money Fund



Date: September 15, 2007